Exhibit 2.1
AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of the ____ day of March, 2007, by and between  E-Auto Network, Inc., a Florida corporation (“EANW”), EANW Holdings, Inc., a Florida corporation (“MERGER SUB”) and Metaswarm Holdings, Inc., a Nevada corporation (“Metaswarm”).

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, intentions and understandings:

A.
EANW is a Florida corporation organized on January 3, 2001.  EANW has authorized capital stock of (i) 100,000,000 common shares, $-0- par value, (“EANW Common Stock”) of which 12,278,700 shares are issued and outstanding; and (ii)  100,000 preferred shares, $-0- par value (“EANW Preferred Stock”) of which 100,000 shares are issued and outstanding.  EANW has no outstanding options or warrants;

B.	MERGER SUB is a wholly owned subsidiary of EANW;

C.
METASWARM is a privately held corporation organized under the laws of the State of Nevada on October 9, 2006 and METASWARM has authorized capital stock of (i) 300,000,000 common shares, $.001 par value, (“Metaswarm Common Stock”) of which 81,102,808 shares are issued and outstanding; METASWARM has no outstanding options or warrants;

D.
The respective Boards of Directors of EANW and METASWARM have deemed it advisable and in the best interests of EANW and METASWARM that METASWARM be acquired by EANW, pursuant to the terms and conditions set forth in this Agreement;

E.
This Agreement provides for the merger (the “Merger”) of MERGER SUB into METASWARM pursuant to which the stockholders of METASWARM will receive shares of EANW in exchange for their shares of METASWARM; and

F.	The parties desire the transaction to qualify as a tax-free merger under Section 368 (a)(2)(E) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICAL II
THE MERGER

Merger.  The parties to this Agreement hereby agree that MERGER SUB shall be merged with and into METASWARM upon the terms and conditions set forth herein and in accordance with the provisions of the Nevada Corporate Law.  It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

Terms of Merger.  In accordance with the provisions of this Agreement and the requirements of applicable law, MERGER SUB shall be merged with and into METASWARM as of the Effective Date (“Effective Date” is defined in Section 2.1 hereof).  METASWARM shall be the surviving corporation (hereinafter sometimes the “Surviving Corporation” and with MERGER SUB, the “Constituent Corporations”) and the separate existence of MERGER SUB shall cease when the Merger shall become effective.  Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

(a)	Corporate Existence.

(1)
Commencing with the Effective Date, (i) the Surviving Corporation shall continue its corporate existence as a Nevada corporation; (ii) the Surviving Corporation shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (iii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iv) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, such liens shall continue to be limited to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

(2)
At the Effective Date, (i) the Certificate of Incorporation and the By-laws of the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Certificate of Incorporation and By-laws of the Surviving Corporation; (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall continue as the members of the Board of Directors of the Surviving Corporation; and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

(b)
Conversion of Securities. As of the Effective Date and without any action on the part of EANW, MERGER SUB, METASWARM or the holders of any of the securities of any of these corporations, each of the following shall occur:

(1)
Each share of METASWARM Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of EANW Common Stock.  All such shares of METASWARM Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions hereof, certificates evidencing such number of shares of EANW Common Stock, respectively, into which such shares of METASWARM Common Stock were converted.  The holders of such certificates previously evidencing shares of METASWARM Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of METASWARM Common Stock except as otherwise provided herein or by law;

(2)
Any shares of capital stock of METASWARM held in METASWARM’s treasury immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(3)
Each share of capital stock of MERGER SUB issued and outstanding immediately prior to the Effective Date shall remain in existence as one (1) share of common stock of the Surviving Corporation, which shall be owned by EANW;

(c)	Other Matters.

(1)
At the Closing, the existing directors of EANW shall nominate and elect to the Board of Directors of EANW the persons designated by METASWARM, and all of the persons serving as directors and officers of EANW immediately prior to the Closing shall thereafter resign from all of their positions with EANW, effective as of the Closing.

(2)	At the Closing, EANW shall cause all issued and outstanding shares of preferred stock of EANW to be cancelled.

(3)	At the Closing, EANW shall have obtained shareholder approval to change the name of EANW to MetaSwarm Corporation or such similar name as may be available in the state of Florida.

(4)
At the Closing, EANW shall have obtained shareholder approval to increase the capitalization of EANW so that EANW has 300,000,000 shares of Common Stock, par value $-0- and 10,000,000 shares of Preferred Stock, par value $-0- with rights and preferences to be determined by the Board of Directors.

(d)
Delivery of Shares.  On or as soon as practicable after the Effective Date, METASWARM will use reasonable efforts to cause all holders of METASWARM Common Stock (collectively, the “METASWARM Stockholders”) to surrender to EANW for cancellation certificates representing their shares of METASWARM Common Stock against delivery of certificates representing the shares of EANW Common Stock for which the shares of METASWARM Common Stock are to be converted in the Merger.  Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented METASWARM Common Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of EANW Common Stock into which the shares of METASWARM Common Stock represented by such METASWARM certificate shall have been so converted.  No dividends or other distributions declared or made with respect to EANW Common Stock after the Effective Date will be paid to the holder of any certificate that prior to the Effective Date evidenced shares of METASWARM Common Stock until the holder of such certificate surrenders or exchanges such certificate as herein provided.  Subject to the effect of any applicable abandoned property, escheat or similar laws, following surrender of any such certificate, there will be paid to the holder of the certificates evidencing shares of EANW Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such shares of EANW Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Date but prior to the surrender and a payment date occurring after surrender, payable with respect to such shares of EANW Common Stock less any withholding taxes which are required thereon.  No party hereto will be liable to any former holder of METASWARM Common Stock for any EANW Common Stock or dividends or distributions thereon in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  In the event any certificate representing METASWARM Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of METASWARM Common Stock claiming such certificate to be lost, stolen or destroyed and an agreement by such holder to indemnify and hold harmless EANW and the Surviving Corporation against any claim that may be made against them with respect to such certificate, EANW will issue in exchange for such lost, stolen or destroyed certificate EANW Common Stock to which such holder is entitled pursuant to this Agreement.

ARTICAL II
THE CLOSING

2.1
Closing Date.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Cletha A. Walstrand, P.C., 1322 Pachua, Ivins, UT 84738, on or before the “Effective Date” as hereinafter defined, or at such other place or date and time as may be agreed to by the parties hereto.  “Effective Date” shall mean the date mutually agreed to by the parties that is not later than the later of (i) five days after METASWARM receives written consents to the Merger (the “Consents”) from holders of a majority of the Metaswarm Common Stock.

2.2	EANW shall pay all liabilities incurred prior to closing.

2.3	Following Closing, there shall be a total of 93,381,508 common shares of EANW issued and outstanding and no shares of preferred stock issued and outstanding.

ARTICAL II
REPRESENTATIONS AND WARRANTIES OF EANW

3.1	EANW hereby represents and warrants to METASWARM as follows:

(a)
Financial Statements.  The audited financial statements of EANW including balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from the fiscal years ended December 31, 2001 are attached as Schedule A and each has been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition of EANW at the dates thereof.

(b)	Property. Schedule B is an accurate list and description of all property, real or personal, owned by EANW of a value equal to or greater than $1,000.00.

(c)
Liens and Liabilities.  There are no liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule B.  Schedule C is a complete and accurate list of all debts, liabilities and obligations of EANW.

(d)	Leases and Contracts. EANW is not a party to any leases (whether of real or personal property), contracts, promissory notes, mortgages, licenses, franchises, or other written agreements.

(e)	Loan Agreements. EANW is not a party to any loan agreements, promissory notes or other documents imposing an obligation on EANW to repay borrowed money.

(f)	Consents Required. No notice or approval of the transactions herein contemplated is required to effect the consummation of the Merger.

(g)	Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of EANW together with all amendments thereto to the date hereof are attached as Schedule G.

(h)
Shareholders.  Schedule H.1 is a complete list of all persons or entities holding capital stock of EANW.  There are no outstanding rights to subscribe for, acquire, or receive shares of the capital stock of EANW (whether warrants, calls, options, conversion rights or otherwise);  Schedule H includes copies of all stock option plans whether qualified or nonqualified, and other similar agreements.

(i)	Officers and Directors. Schedule I is a complete list of the officers and directors of EANW.

(j)
Salary Schedule.  Schedule J is a complete and accurate list (in all material respects) of the names and the current salary for each present employee of EANW who received $1,000.00 or more in aggregate compensation from EANW whether in salary, bonus or otherwise, during the year 2006, or who is presently scheduled to receive from EANW a salary in excess of $1,000.00 during the fiscal year ending December 31, 2007, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  All such employees are “at will” employees of EANW.

(k)
Litigation.  EANW is not a party to nor, to the knowledge of its officers and directors, threatened to be made a party to, any civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations).

(l)	Tax Returns. EANW has filed all required Federal and State tax returns for EANW for the last five fiscal years. Copies of all such returns are attached as Schedule L.

(m)
Agency Reports. Attached as Schedule M are copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by EANW under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last two fiscal years.

(n)	Banks. Schedule N is a true and complete list, showing (1) the name of each bank in which EANW has an account or safe deposit box, and (2) the names and addresses of all signatories.

(o)
Jurisdictions Where Qualified.  Schedule O is a list of all jurisdictions wherein EANW is qualified to do business and is in good standing, including a copy of a certificate of good standing or existence, as applicable, from each such jurisdiction issued no later than 30 days prior to the date of this Agreement.

(p)	Subsidiaries. EANW does not own any interest in any corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or any other entity.

(q)	Union Matters. EANW is not a party to any union contracts or collective bargaining agreements.

(r)	Employee and Consultant Contracts. Schedule R is a complete and accurate list of all employee and consultant contracts to which EANW is a party.

(s)
Employee Benefit Plans.  Schedule S is complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of EANW, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.

(t)
Insurance Policies.  Schedule T is a complete and accurate list and a description of all material insurance policies naming EANW as an insured or beneficiary or as a loss payable payee or for which EANW has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by EANW regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming EANW as beneficiary covering the business activities of EANW.

(u)
Customers.  Schedule U is a complete and accurate list (in all material respects) of the customers of EANW, including presently effective contracts of EANW  accounting for the principal revenues of EANW, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2006 (including but not limited to subscribers to the services or materials or publications of EANW for the previous two calendar years).

(v)	Licenses and Permits. Schedule V is a complete list of all licenses, permits and other authorizations held by EANW.

(w)
Organization, Standing and Power.  EANW is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

(x)
Qualification.  EANW is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on EANW or its business operations.

(y)
Capitalization of EANW.  At the Effective Time, the authorized capital stock of EANW will consist of 100,000,000 shares of EANW Common Stock, $-0- par value, of which only 12,278,700 shares of EANW Common Stock will be issued and outstanding and 100,000 shares of EANW Preferred Stock, $-0- par value, of which no shares of EANW Preferred Stock will be issued and outstanding at the Effective Time, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933 (the “Securities Act”) and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom.  There are no preemptive rights with respect to any of the EANW capital stock.  There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of EANW.

(z)
Authority.  The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of EANW.  This Agreement constitutes the valid and binding obligation of EANW enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by EANW and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of EANW's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, contract, note, bond, court order or instrument to which EANW is a party or by which it is bound.

(aa)
Absence of Undisclosed Liabilities.  EANW has no liabilities of any nature, whether fixed, absolute, contingent or accrued, which are not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.  As of the Effective Time, EANW shall have no assets or liabilities other than those resulting from the acquisition of METASWARM.

(bb)
Absence of Changes.  Since December 31, 2006, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of EANW, except for expenses incurred in connection with preparation and performance of this Agreement.

(cc)
Tax Matters.  All taxes and other assessments and levies which EANW is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by EANW in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.1(aa) hereof include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by EANW income or business prior to the Effective Date.  Further, EANW has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(dd)
Options, Warrants, Etc.  There are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which EANW or its shareholders are a party or by which EANW or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of EANW or any securities representing the right to purchase or otherwise receive any such capital stock of EANW.  EANW has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

(ee)
Title to Assets.  EANW is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(ff)
Agreements in Force and Effect.  All material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which EANW is a party are valid and in full force and effect on the date hereof, and EANW has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of EANW.

(gg)
Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of any of EANW or its shareholders, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of EANW.  EANW has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(hh)
Governmental Regulation.  EANW is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of EANW.

(ii)
Brokers and Finders.  EANW has not retained any broker or finder in connection with the transactions contemplated herein and has not otherwise agreed to pay any brokerage fees, commissions or finders' fees to any person.

(jj)
Accuracy of Information.  No representation or warranty by EANW contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to METASWARM pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(kk)
Governmental Approvals.  Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by EANW or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

(ll)
Improper Payments.  Neither EANW, nor any person acting on behalf of EANW has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of EANW, (ii) any customer, supplier or competitor of EANW or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for EANW, or (iii) any political party or any candidate for elective political office nor has any fund or other asset of EANW been maintained that was not fully and accurately recorded on the books of account of EANW.

(mm)
Copies of Documents.  EANW has made available for inspection and copying by METASWARM and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement.  EANW has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission.  EANW is in compliance with the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder.  Furthermore, all filings by EANW with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of EANW or adversely affect the objectives of this Agreement with respect to METASWARM including, but not limited to, the issuance and subsequent trading of the shares of common stock of EANW to be received hereby, subject to compliance by the shareholders of METASWARM with applicable law.

(nn)
Valid Issuance of Securities.  The shares of EANW, when issued, sold and delivered pursuant to the Merger and in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer and applicable state and federal securities laws.

(oo)
Related Party Transactions.  No employee, officer or director of EANW or member of his or her immediate family is indebted to EANW, nor is EANW indebted (or committed to make loans or extend or guarantee credit) to any of them.  No member of the immediate family of any officer or director of EANW is directly or indirectly interested in any material contract with EANW.

(pp)
Foreign Assets Control Regulations.  The issuance of the shares in the Merger by EANW will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, EANW (i) is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001) or (ii) does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

(qq)
Private Offering by EANW.  Neither EANW nor anyone acting on its behalf has offered the shares of Common Stock or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of METASWARM, each of which has been offered the Shares in a private sale for investment.  Neither EANW nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the shares in the Merger to the registration requirements of Section 5 of the Securities Act.

ARTICAL IV
REPRESENTATIONS AND WARRANTIES OF METASWARM

4.1	METASWARM hereby represents and warrants to EANW as follows:

(a)
Financial Statements.  Schedule AA are the audited financial statements for the period from inception to December 31, 2006 of METASWARM including, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows since inception, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of METASWARM at the dates thereof.

(b)	Property. Schedule BB is an accurate list and description of all property, real or personal owned by METASWARM as of the date hereof of a value equal to or greater than $250,000.00.

(c)	Liens and Liabilities. Schedule CC is:

(1)	a complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule BB; and

(2)	a complete and accurate list of all debts, liabilities and obligations of METASWARM in excess of $25,000, incurred or owing as of the date of this Agreement.

(d)
Leases and Contracts.  Schedule DD is a complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which METASWARM is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by METASWARM (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $250,000.00 or more annually during the twelve-month period ended December 31, 2006 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.

(e)
Loan Agreements.  Schedule EE is complete and accurate copies of all loan agreements and other documents with respect to obligations of METASWARM for the repayment of borrowed money, including a listing thereof.

(f)
Consents Required.  Schedule FF is a complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.

(g)	Articles and Bylaws. Schedule GG is complete and accurate copies of the Articles of Incorporation and Bylaws of METASWARM, together with all amendments thereto to the date hereof.

(h)
Shareholders.  Schedule HH is a complete list of all persons or entities holding capital stock of METASWARM or any rights to subscribe for, acquire, or receive shares of the capital stock of METASWARM (whether warrants, calls, options, or conversion rights), including options granted pursuant to all stock option plans whether qualified or nonqualified, and other similar agreements.

(i)	Officers and Directors. Schedule II is a complete and current list of all officers and Directors of METASWARM.

(j)
Salary Schedule.  Schedule JJ is a complete and accurate list (in all material respects) of the names and the current salary or each present employee of METASWARM who received $100,000 or more in aggregate compensation from METASWARM whether in salary, bonus or otherwise, who is presently scheduled to receive from METASWARM a salary in excess of $100,000.00 during the fiscal year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received.

(k)
Litigation.  Schedule KK is a complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of METASWARM threatened, which may materially and adversely affect METASWARM.

(l)	Tax Returns. Schedule LL is accurate copies of all Federal and State tax returns for METASWARM for the last five fiscal years, if any.

(m)
Agency Reports.  Schedule MM are copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by METASWARM under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years.

(n)
Banks.  Schedule NN is a true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which METASWARM has an account or safe deposit box, and (2) the names and addresses of all signatories.

(o)	Jurisdictions Where Qualified. METASWARM is qualified to do business and is in good standing in Texas.

(p)
Subsidiaries.  Schedule PP is a complete list of all subsidiaries of METASWARM.  The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which METASWARM has an interest, direct or indirect.

(q)	Union Matters. METASWARM is not a party to any union contracts and collective bargaining agreements.

(r)
Employee and Consultant Contracts.  Schedule RR is a complete and accurate list of all employee and consultant contracts which METASWARM may have, other than those listed in the schedule on Union Matters.

(s)
Employee Benefit Plans.  Schedule SS is complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of METASWARM in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.

(t)
Insurance Policies.  Schedule TT is a complete and accurate list (in all material respects) and description of all material insurance policies naming METASWARM as an insured or beneficiary or as a loss payable payee or for which METASWARM has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by METASWARM regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming METASWARM as beneficiary covering the business activities of METASWARM.

(u)
Customers.  Schedule UU is a complete and accurate list (in all material respects) of the customers of METASWARM, including all presently effective contracts of METASWARM to be assigned to METASWARM, accounting for the principal revenues of METASWARM, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 2006.

(v)	Licenses and Permits. Schedule VV is a complete list of all licenses, permits and other authorizations of METASWARM.

(w)
Organization, Standing and Power.  METASWARM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

(x)
Qualification.  METASWARM is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on METASWARM or its business operations.

(y)
Capitalization of METASWARM.  The authorized capital stock of METASWARM consists of 300,000,000 shares of Common Stock, $0.001 par value per share, of which the only shares issued and outstanding are 81,102,808 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable.  There are no preemptive rights with respect to the METASWARM stock.

(z)
Authority.  The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of METASWARM.  This Agreement constitutes the valid and binding obligation of METASWARM, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by METASWARM and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of METASWARM's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which METASWARM is a party or by which it is bound.

(aa)
Absence of Undisclosed Liabilities.  METASWARM has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

(bb)
Absence of Changes.  Since December 31, 2006, there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of METASWARM.

(cc)
Tax Matters.  All taxes and other assessments and levies which METASWARM is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by METASWARM in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by METASWARM income or business prior to the Effective Date.  Further, METASWARM has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(dd)
Options, Warrants, Etc.  Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which METASWARM or its shareholders are a party or by which METASWARM or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of METASWARM or any securities representing the right to purchase or otherwise receive any such capital stock of METASWARM.  METASWARM has not declared and is not otherwise obligated to pay, any dividends whether in cash, stock or other property.

(ee)
Title to Assets.  Except for liens set forth in Schedule CC, METASWARM is the sole and unconditional owner of, with good and marketable title to, all the assets listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(ff)
Agreements in Force and Effect.  Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which METASWARM is a party are valid and in full force and effect on the date hereof, and METASWARM has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of METASWARM.

(gg)
Legal Proceedings, Etc.  There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of METASWARM, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of METASWARM. METASWARM has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(hh)
Governmental Regulation.  To the knowledge of METASWARM, METASWARM is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of METASWARM.

(ii)
Broker and Finders.  METASWARM has not retained any broker or finder in connection with the transactions contemplated herein and has not otherwise agreed to any brokerage fees, commissions or finders' fees.

(jj)
Accuracy of Information.  No representation or warranty by METASWARM contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to EANW pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(kk)
Subsidiaries.  METASWARM does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(ll)
Consents.  Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by METASWARM or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

(mm)
Improper Payments.  No person acting on behalf of METASWARM has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of METASWARM, or (ii) any political party or any candidate for elective political office, nor has any fund or other asset of METASWARM been maintained that was not fully and accurately recorded on the books of account of METASWARM.

(nn)
Copies of Documents.  METASWARM has made available for inspection and copying by EANW and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all material documents that it has filed with any governmental agency and that is material to the terms and conditions contained in this Agreement.  Furthermore, all filings by METASWARM with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of METASWARM or adversely affect the objectives of this Agreement.

ARTICAL V
CONDUCT AND TRANSACTIONS PRIOR TO THE
EFFECTIVE TIME OF THE MERGER

5.1	Conduct and Transactions of EANW. During the period from the date hereof to the date of Closing, EANW shall:

(a)
Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due;

(b)	Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

(c)	EANW shall not during such period, except in the ordinary course of business, without the prior written consent of METASWARM:

(1)	Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(2)	Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(3)
Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(4)
Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(5)	Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(6)	Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(7)	Make any material change in its insurance coverage;

(8)	Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

(9)	Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

(10)	Make any capital expenditures.

(d)	EANW agrees it shall not, through the Effective Date:

(1)	solicit any offers to buy any securities of EANW;

(2)	discussions with any party looking toward such an offer or solicitation;

(3)	enter into any agreement with any party looking toward such an offer or solicitation; or

(4)	enter into any agreement with any party with respect to the sale of EANW capital stock or with respect to any merger, consolidation, or similar transaction.

5.2	Conduct and Transactions of METASWARM. During the period from the date hereof to the date of Closing, METASWARM shall:

(a)	Conduct the operations of METASWARM in the ordinary course of business.

(b)	METASWARM shall not during such period, except in the ordinary course of business, without the prior written consent of EANW:

(1)	Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(2)
Except as otherwise contemplated and required by this Agreement, amend its Certificate of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets.

(3)	Will not issue any stock, warrants, options or other rights to acquire capital stock of METASWARM in excess of the amounts represented in Section 4.1(y).

ARTICAL VI
RIGHTS OF INSPECTION

6.1
During the period from the date of this Agreement to the date of Closing of the acquisition, EANW and METASWARM agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of EANW or METASWARM, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder.  In the event of termination of this Agreement, EANW and METASWARM will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICAL VII
CONDITIONS TO CLOSING

7.1
Conditions to Obligations of METASWARM.  The obligation of METASWARM to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by METASWARM.

(a)
Representations and Warranties.  The representations and warranties of EANW set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)
Performance of Obligations.  EANW shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and EANW shall have complied in all material respects with the course of conduct required by this Agreement.

(c)
Corporate Action.  EANW shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for METASWARM that EANW has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)
Consents.  Execution of the Consent and a Representation Letter, substantially in the form of Exhibit A, by holders of at least 50% of METASWARM’s outstanding shares and any consents necessary for or approval of any party listed on any Schedule delivered by EANW whose consent or approval is required pursuant thereto shall have been obtained.

(e)	Statutory Requirements. All statutory requirements for the valid consummation by EANW of the transactions contemplated by this Agreement shall have been fulfilled.

(f)
Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by EANW for consummation of the transactions contemplated by this Agreement shall have been obtained.  All filings, including filings with the Securities and Exchange Commission, shall have been made or if required to be made promptly upon consummation of this Agreement, a copy of such proposed filings, including Form 8-K or otherwise in connection with this transaction, shall have been provided by EANW to METASWARM for its approval prior to the filing of the Form 8-K or other required filings.

(g)
Changes in Financial Condition of EANW.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of EANW, except expenditures in furtherance of this Agreement.

(h)
Absence of Pending Litigation.  EANW shall not be engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement, the consummation of the transactions contemplated hereunder.

(i)
Authorization for Issuance of Stock.  METASWARM shall have received in form and substance satisfactory to counsel for METASWARM a letter instructing and authorizing the Registrar and Transfer Agent for the shares of EANW Common Stock to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of EANW Common Stock to METASWARM shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

(j)	Reserved.

(k)
Naming of new Directors.  At Closing, Marvin Shannon and Kent Lam shall be appointed as directors of EANW, and the current officers and directors of EANW, shall resign as a director and officer of EANW effective as of the Closing.

7.2
Conditions to Obligations of EANW.  The obligation of EANW to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by EANW.

(a)
Representations and Warranties.  The representations and warranties of METASWARM set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)
Performance of Obligations.  METASWARM shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and METASWARM shall have complied in all respects with the course of conduct required by this Agreement.

(c)
Corporate Action.  METASWARM shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for EANW that METASWARM has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)	Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by METASWARM, whose consent or approval is required pursuant thereto, shall have been obtained.

(e)	Statutory Requirements. All statutory requirements for the valid consummation by METASWARM of the transactions contemplated by this Agreement shall have been fulfilled.

(f)
Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by METASWARM for consummation of the transactions contemplated by this Agreement shall have been obtained.

(g)	Employment Agreements. Existing METASWARM employment agreements will have been delivered to counsel for EANW.

(h)
Changes in Financial Condition of METASWARM.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of METASWARM, except expenditures in furtherance of this Agreement and in the normal operation of its business.

(i)
Absence of Pending Litigation.  METASWARM is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j)	Shareholder Approval. The METASWARM shareholders shall have approved the Agreement and Plan of Merger.

ARTICAL VIII
MATTERS SUBSEQUENT TO CLOSING

8.1
Covenant of Further Assurance.  The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

ARTICAL IX
INDEMNIFICATION

9.1
Survival of Representation, Warranties, Agreements and Covenants.  All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by EANW or METASWARM pursuant hereto, or otherwise adopted by EANW, by its written approval, or by METASWARM by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by EANW or METASWARM as the case may be.  All representations, warranties and agreements made by either party shall survive for the period of one year from the date of the Closing.

ARTICAL X
TERMINATION OF AGREEMENT
AND ABANDONMENT OF REORGANIZATION

10.1
Termination.  Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a)	By mutual written consent of both EANW and METASWARM.

(b)	By EANW if any of the conditions set forth in Section 7.2 shall not have been satisfied by the Effective Date.

(c)	By METASWARM if any of the conditions set forth in Section 7.1 shall not have been satisfied by the Effective Date.

10.2
Termination of Obligations and Waiver of Conditions; Payment of Expenses.  If this Agreement is terminated pursuant to this Article X, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other; provided Section 2.2 and Article XII shall survive termination hereof.  Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

ARTICAL XI
ISSUANCE OF SHARES; FRACTIONAL SHARES

11.1
Issuance of Share Certificates.  At the Closing, EANW shall issue a letter to the transfer agent of EANW with a copy of the resolution of the Board of Directors of EANW authorizing and directing the issuance of EANW Common Stock as required by this Agreement.  Any fractional shares of EANW Common Stock issuable as a result of this exchange shall be rounded up to the next whole number of shares.

11.2
Restrictions on Shares Issued to METASWARM Stockholders.  METASWARM stockholders will receive shares of EANW Common Stock in connection with the Merger which have not been registered under the Securities Act by virtue of the exemption provided in Regulation D adopted pursuant to the Securities Act and/or Section 4(2) of the Securities Act, the certificates for those shares of EANW Common Stock issued pursuant to the Merger will contain substantially the following legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.”

AREICAL XII
MISCELLANEOUS

12.1	Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding its conflicts of laws provisions.

12.2
Notices.  All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to “EANW”	If to “METASWARM”
E-Auto Network, Inc.	Metaswarm Holdings, Inc.
7695 S.W. 104 St., Ste. 210	3540 W. Sahara Ave., #733
Pinecrest, FL 33156	Las Vegas, NV 89102

    With copies to (which shall not constitute notice):  With copies to (which shall not constitute notice):

Eric P. Littman, Esq.	Cletha A. Walstrand, Esq.
7695 S.W. 104 St., Ste. 210	1322 Pachua
Pinecrest, FL 33156	Ivins, UT, 84738

12.3
Amendment and Waiver.  This Agreement may only be amended, changed, waived, discharged or terminated by a statement in writing signed by EANW and METASWARM; no amendment, change, waiver, discharge or termination shall require the signature of any shareholder of either EANW or METASWARM.

12.4
Remedies not Exclusive.  Except as provided in Section 2.2(d), no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of any one or more remedies by EANW or METASWARM shall not constitute a waiver of the right to pursue other available remedies.  Notwithstanding the foregoing, EANW’s sale and exclusive remedy for METASWARM’s failure to close the Merger shall be to retain the Deposit.

12.5	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.6	Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of EANW and METASWARM.

12.7
Entire Agreement.  This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.8	Expenses. Each party shall bear its own expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.9	Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

E-AUTO NETWORK, INC.	METASWARM HOLDINGS, INC.
/s/
Susan Porter	Marvin Shannon
President	President

EXHIBIT A
INVESTMENT REPRESENTATION STATEMENT

In connection with my approval of the merger of Metaswarm Holdings, Inc. with a wholly-owned subsidiary of E-Auto Network, Inc., a Florida corporation, (the “Company”) and the resulting acquisition of common stock, par value -0-, of the Company (the “Securities”), the undersigned represents to the Company the following:

1.	Investment.

(a)
I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(b)
I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, in that connection, I have taken all steps necessary to evaluate the merits and risks of this offering.

(c)
I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

2.
Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which restricts the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

3.
Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited “broker's transaction” or in transactions directly with a “ market maker,” and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

4.
Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.

5.	Accredited Investor. I am an “accredited investor” as defined by Regulation D as set forth below;

According to Rule 501(a) of Regulation D, “accredited investor” means any person who comeswithin any of the following categories, or who the Issuer reasonable believes comes within any ofthe following categories, at the time of the sale of the Shares to that person:

Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(a)	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(b)
Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(c)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

(d)	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(e)
Any natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(f)
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 30.506(b)(2)(ii); and

(g)	Any entity in which all of the equity owners are accredited investors.

In Witness Whereof, the undersigned has executed this Investor Representation Statement with the intent and knowledge that the Company will rely on the truth and completeness of the representations and warrantees contained herein.

DATE:  _____________, 2006                                                                                If PURCHASER is/are individual(s), sign here:

Signature: ___________________________________________
Print Name: ___________________________________________

If PURCHASER is an entity, sign here:

Entity Name: ___________________________________________

Signature: ___________________________________________
Print Name: ___________________________________________
Title: ___________________________________________